UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 7, 2008

EAU Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-51807	87-0654478
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite A, 1890 Cobb International Blvd., Kennesaw, GA 30152
(Address of principal executive office) (zip code)

Registrant's telephone number, including area code: (678) 388-9492

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

Amendment to License Agreement. EAU Technologies, Inc. (the “Company”) is the licensee under the License Agreement dated as of June 18, 2002 (the “License Agreement”) between University of Georgia Research Foundation (“UGARF”) and the Company. The License Agreement gives the Company the exclusive use of the technology underlying its Primacide C product. A copy of the License Agreement is included as Exhibit 10.9 to the Company’s Quarterly Report on Form 10QSB for the quarter ended June 30, 2007.

On March 7, 2008, the Company and UGARF entered into a Settlement and License Amendment (the “Amendment”). The Amendment settles a dispute among the parties regarding the amount of royalties due under the License Agreement in connection with the use of the licensed technology by Water Science LLC. Under the Amendment, to settle this dispute, the Company will pay to UGARF a total of $65,000, of which $25,000 has been paid to date. The remaining $40,000 will be paid in four equal installments of $10,000 each due on the first day of the calendar quarters of 2008, aside from the initial payment, which is due within ten days of the effective date of the Amendment.

The Amendment also amends the terms of the License Agreement. It changes to rate of sublicense fees paid on sublicenses the technology from 25% to 10%. In addition the Amendment changes the rate of royalties paid under the Agreement from a flat rate of 5% of the net selling price of licensed products to a variable rate based upon the amount of net selling price of licensed products during the term of the License Agreement, according to the following schedule: 5% on sales under $3 million; 4% on sales from $3 million up to $7 million; 3% on sales from $7 million up to $10 million; 2% on sales of $10 million and over. Royalty payments are due quarterly. In the event that no valid claim issues, or a court determines that no valid claim exists, under the patents covered by the License Agreement, the royalty rates will be reduced by half.

A copy of the Amendment is attached hereto as Exhibit 10.1 and incorporated herein by this reference.

Section 8 - Other Events.

Item 8.01 Other Events.

See Item 1.01 above. The Company issued a press release announcing the changes to its agreement with UGARF. See Exhibit 99.1.

Section 9 - Financial Statements and Exhibits.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.
Not applicable

(b)	Pro Forma Financial Information.
Not applicable

(c)	Shell Company Transactions.
Not Applicable

(d)	Exhibits.

Exhibit Number	Description

10.1	Settlement and License Amendment dated as of March 7, 2008 between the Company and University of Georgia Research Foundation

99.1	Press Release dated March 13, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, EAU Technologies, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 13, 2008	EAU TECHNOLOGIES, INC.

By: /s/ Brian D. Heinhold
Brian D. Heinhold
Chief Financial Officer